UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52170	20-5997364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

203 North LaSalle Street, Suite 1800
Chicago, Illinois 60601
Phone: (312) 642-3700
(Address, zip code and telephone number, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	INWK	Nasdaq Global Market

Item 8.01     Other Events.

Reliance on SEC Relief from Filing Requirements

In accordance with the Securities and Exchange Commission (the "SEC") Order under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), dated March 4, 2020 and March 25, 2020 (Release Nos. 34-88318 and 34-88465), granting exemptions from specified provisions of the Exchange Act and certain rules thereunder, InnerWorkings, Inc. (the “Company”) is relying on the relief provided by the Order to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

The Company is unable to compile and review certain information required in order to file the Quarterly Report on Form 10-Q by the filing deadline due to difficulties in developing an updated forecast reflecting the negative impact on the Company's operations as a result of COVID-19 and the related valuation and accounting for goodwill and long-lived assets due to the sustained decrease in the Company's stock price which triggered an interim impairment assessment.

The Company expects to file the Quarterly Report on Form 10-Q in mid-June 2020 (but in any event no later than June 25, 2020, which is 45 days from the Quarterly Report’s original filing deadline of May 11, 2020).

Risk Factors Update

Due to the evolving situation in regard to COVID-19, the Company is including in this Current Report on Form 8-K an update to the risk factors disclosed in Item 1A of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019. As such, the Company has updated the risk factors as follows:

A significant or prolonged economic downturn or a decline in the demand for marketing materials, could adversely affect our revenue and results of operations.

Our results of operations are affected directly by the level of business activity of our clients, which in turn is affected by the level of economic activity and cyclicality in the industries and markets that they serve. Certain of our products are sold to industries, including the advertising, retail, consumer products, housing, financial and pharmaceutical industries, that experience significant fluctuations in demand based on general economic conditions, cyclicality and other factors beyond our control. Many economists are projecting that gross domestic product for the United States will decline significantly during the second quarter of 2020, and the International Monetary Fund is currently projecting that the global economy will contract by 3% for 2020 as a whole. Economic uncertainty or an economic downturn could result in a reduction of the marketing budgets of our clients or a decrease in the volume of marketing materials that our clients order from us. Reduced demand from one of these industries or markets could negatively affect our revenue, operating income and profitability.

Our results could be negatively impacted by a global or regional epidemic or similar event.

For the fiscal year ended December 31, 2019, over 71% of our sales and over 85% of our adjusted EBITDA were attributable to the United States. Internationally, we operate in approximately 50 countries, including substantial operations in the Czech Republic, the United Kingdom, Spain, China, Russia, Brazil and Mexico. As a result, an epidemic, pandemic or similar event affecting the United States or any location where we, our suppliers, or our clients operate, could result in serious harm to our business and operating results if it depresses demand for marketing materials or results in major disruptions or delays in our supply chain.

The recent spread of COVID-19 in the United States, our largest market, has led to state level restrictions on economic activity and a sharp rise in new unemployment claims, leading many observers to anticipate a substantial contraction of the U.S. economy for 2020 as a whole. The expectation of an economic recession has created substantial uncertainty about the expectations for marketing spend in the near term.  Although it is not yet possible to quantify the impact on our sales for future fiscal periods, some clients have deferred or declined to place orders that had previously been anticipated for such periods, and our sales for the remainder of 2020 and beyond could be adversely impacted by reductions in marketing spend by our clients. While we have taken action to reduce our expenses in order to reflect the potential for reduced sales volumes, there can be no assurance that such actions will be sufficient to avoid an adverse impact on our operating income for the duration of the economic downturn.

Some of our enterprise clients operate retail stores or travel businesses that have been significantly affected by recent restrictions on travel and other activities deemed non-essential under state or local governmental orders. Such companies have experienced closures and reduced sales as a result of the COVID-19 pandemic, and some may be experiencing substantial financial strain as a result. Some of our clients have reduced spending that is considered non-essential, including marketing spend, and continued or further reductions in such spend may occur. We generally extend credit to our clients and, in some cases, hold inventories of branded marketing materials for sale to specific clients. Due to the challenging financial environment faced by these or other clients, we could experience increased difficulty in collecting accounts receivable on a timely basis, could experience an increase in inventory write-offs, or could see an increase in contract terminations by clients that anticipate reduced marketing spend.

For some of the products and services we sell, including branded merchandise, retail displays and luxury packaging, we have historically sourced many of our goods from manufacturers and other suppliers in China.  Following the early 2020 outbreak of COVID-19, many of our suppliers in China temporarily halted manufacturing. In addition, the cost and availability of shipping from China has at times been adversely affected by the shutdown and uneven restart of Chinese manufacturing and transportation capacity. Some public health authorities have expressed concern about the possibility of a second wave of COVID-19 infections, in China or elsewhere. If a resurgence of COVID-19 infections leads to renewed restrictions affecting Chinese manufacturers or freight transportation providers, our supply chain for the product categories above could be significantly disrupted, and we may be unable to fulfill client orders on a timely basis or at prices consistent with our clients’ expectations.

In addition, for some products and services we sell, including retail displays and warehouse and logistics services, our ability to complete orders and earn revenues depends in part on the physical performance of services by our personnel at a specific location, such as a client retail location or one of our warehouses. Due to temporary travel restrictions imposed by various countries in Europe and elsewhere, including the Czech Republic where our retail displays business is based, we may face delays in our ability to complete retail display installations for some clients.

Moreover, we have historically relied on in-person selling efforts by our sales executives to secure long-term client contracts.  In the short-term, precautionary measures taken by many companies around the world to limit in-person workplace contact in order to reduce the potential for employee exposure to COVID-19 could extend the time required to secure new client contracts.

As of May 8, 2020, we had $62.7 million of undrawn availability under our asset-backed loan facility. In order to ensure adequate liquidity under a range of economic scenarios, we are currently evaluating the possibility of securing additional financing, which may include participation in lending programs established under the Coronavirus Aid, Relief, and Economic Security Act. There can be no assurance that our current availability will be sufficient to provide adequate liquidity or that additional financing will be secured on acceptable terms or at all.

If our business is materially affected by the recent outbreak of COVID-19, or by similar widespread outbreaks of contagious disease in the future, it could have a material adverse impact on our operating results or financial condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: May 11, 2020	By:	/s/ Donald W. Pearson
	Name:	Donald W. Pearson
	Title:	Chief Financial Officer